UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 13, 2005

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective September 13, 2005 Nordson entered into a Release of Claims Agreement with Mark C. Gacka. Mr. Gacka resigned his position as Vice President, Pacific South and Japan. In exchange for a complete release of all claims, Nordson agreed to (i) continue Mr. Gacka’s base salary through March 3, 2006; (ii) continue heath care coverage at the company’s expense through March 31, 2006; (iii) pay a prorated portion of the difference between Mr. Gacka’s fiscal 2005 target and actual bonus under the terms of the 2004 Management Incentive Compensation Plan; and (iv) pay a prorated portion of the difference between Mr. Gacka’s target and actual payouts for the fiscal 2003-2005 performance period under the terms of the 2004 Long Term Incentive Program.

Item 9.01 Financial Statements and Exhibits.

c.) Exhibits

99. Release of Claims Agreement between Nordson Corporation and Mark C. Gacka

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

September 19, 2005	By:	Peter S. Hellman

Name: Peter S. Hellman
Title: President, Chief Financial and Administrative Officer

Nordson Corporation

September 19, 2005	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Secretary and Assistant General Counsel

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Exhibit Index

Exhibit No.	Description

99	Release of Claims Agreement between Nordson Corporation and Mark C. Gacka